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                                                                       Exhibit 1

                              Sweeney, Gates & Co.
                  Certified Public Accountants and Consultants




December 12, 2000

Securities and Exchange Commission
Filer Support 2

Mail Stop 1-4
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir/Madam:

We have read Item 4 included in the Form 8-K December 8, 2000 of Banner Holding Corp. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.



                                            /s/ Sweeney, Gates & Co.




Copy to:  John O'Keefe
          President and Chief Executive Officer
          Banner Holding Corp.
          120 N. U.S. Highway One, Suite 100
          Tequesta, FL  33469














       291 East Oakland Park Blvd., Suite 302, Fort Lauderdale, FL 33306
              Telephone: (954) 565-4080 Facsimile: (954) 565-6010